SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 2, 2015

CGE ENERGY, INC.
(EXACT NAME OF REGISTRANT AS
SPECIFIED IN ITS CHARTER)

DELAWARE                               000-49690
(STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

51-0386871
(IRS EMPLOYER
IDENTIFICATION NO.)

7627 PARK PLACE
BRIGHTON, MICHIGAN
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
48116
(ZIP CODE)
REGISTRANT'S TELEPHONE NUMBER,
INCLUDING AREA CODE:  (248) 446-1344

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Section 2 - Financial Information

Item 2.01 - Completion of Acquisition or Disposition of Assets

Reference is made to the response to Item 8.01 of this Current Report.


Section 8 - Other Events

Item 8.01 - Other Events.

CGE Energy, Inc. (the "Company") issued a press release, dated
February 2, 2015 entitled-"McKenzie Bay International and Clean Green Energy LLC Have Merged".

The press release is in its entirety below:

      McKenzie Bay International and Clean Green Energy LLC Have
Merged

BRIGHTON, MI, Feb. 2 /Marketwired/ - Effective January 31st, 2015, McKenzie Bay International (MKBY) (OTC PINK: MKBY) has merged with Clean Green Energy LLC (CGE, dba CGE Energy). The newly merged renewable energy company will trade under the MKBY ticker symbol for the next several weeks.

The company has announced the following individuals appointed as directors of the corporation: Mark Cecil, Kevin Cook, Craig Hancock, William Naubert, Michael Pollakowski, Paul Schneider, Derek Spangler and Gary Westerholm. Bryan Zaplitny has been appointed President/CEO.

"We are excited to enter this new chapter of being a publicly traded company by way of our now effective merger with McKenzie Bay," said newly appointed President/CEO, Bryan Zaplitny, "I thank Kevin Cook and the board for all their efforts throughout these last years. Just as they were, we are committed to increasing value for our current and future shareholders."

By the end of February, FINRA-related merger filings will conclude. Upon FINRA approving the merger, MKBY's name is changed to CGE Energy Inc., MKBY shares are reversed 1 for 25, and, FINRA will issue a new ticker symbol and CUSIP number.

"This is a very exciting time for McKenzie Bay as the merger with Clean Green Energy LLC is finalized. MKBY is essentially a new company with a new vision," said former MKBY President Kevin Cook. "The point is, we are now becoming a full-fledged energy company rather than a niche wind energy company. Our future is brighter than it's ever been and the potential for MKBY is unlimited."

With the two companies becoming one, they, along with their strategic partnerships with Cree and SolarWorld, will have the unified vision to supply "power to make a difference." Management has vocalized their commitment to build a strong, long-lasting energy company and making the world a better place. Zaplitny commented, "Our integrated solutions approach has a solid focus on climate change to bring positive results nationally and abroad."

Interested readers who would like to receive email alerts of up-to-date CGE Energy news, press releases and company filings can sign up at: http://cgeenergy.com/investors

About CGE Energy
CGE Energy is a renewable energy and energy efficiency company headquartered in Brighton, Michigan. For more than 20 years, the company has provided energy solutions and is now offering Power Purchase Agreements. Today the company serves customers in the U.S. and abroad, using energy efficient technologies that include Cree LED lighting, their patented WIND-e20 wind turbine and SolarWorld solar generation. Now a publicly traded company, CGE will trade under the ticker symbol MKBY:OTCPink until FINRA approval. http://www.cgeenergy.com

Certain statements made in this release constitute forward-looking statements and do not guarantee future performance. Actual results or developments may differ materially from the projections in the forward-looking statements.

      -----------
      Source: CGE Energy, Inc.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


CGE ENERGY, INC.


Date: February 2, 2015

By: /s/ Bryan J. Zaplitny
---------------------------
      Bryan J. Zaplitny
      President and CEO